UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

Oilsands Quest Inc.
 (Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205, 707– 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 263-1623

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 13, 2007 Oilsands Quest Inc. (the “Company”) notified Pannell Kerr Forster (registered with the Public Company Accounting Oversight Board as “Smythe Ratcliffe”) (“PKF”) that it was replaced as the Company’s auditor effective immediately. The Company’s Audit Committee had recommended that PKF be replaced as the Company’s independent registered public accounting firm.

On November 13, 2007 KPMG LLP, Chartered Accountants, was appointed as the Company’s independent registered accounting firm.

PKF’s principal accountant report on the Company’s financial statements for both of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was either modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements with PKF on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure which if not resolved to PKF’s satisfaction would have caused PKF to make reference to the subject matter of the disagreement in connection with its principal accounting reports.

        During the Company’s past two fiscal years and through November 13, 2007, we did not consult KPMG LLP regarding the application of accounting principles to a specific transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable event that would be required to be reported in this Form 8-K.

The Company has provided PKF with a copy of these disclosures and has requested PKF furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether PKF agrees with the Company’s statements in this report. PKF’s letter is attached hereto as Exhibit 16.1.

Item 8.01 Other Events.

On November 14, 2007, the Company issued a press release. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter of Pannell Kerr Forster dated November 13, 2007.

99.1 Press Release dated November 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)

Date: November 14, 2007	/s/ Karim Hirji

Name: Karim Hirji
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

16.1	Letter of Pannell Kerr Forster dated November 13, 2007.

99.1	Press Release dated November 14, 2007.